FOR IMMEDIATE RELEASE:

Media Contact:
Kirstie Burden, Overstock.com, Inc.
+1 (801) 947-3116
kburden@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
mharden@overstock.com

Overstock.com Reports Q3 2013 Results
Growing Club O rewards program helps drive 18% revenue growth and $3.5 million in net income

SALT LAKE CITY - October 17, 2013 - Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended September 30, 2013.

Key Q3 2013 metrics (comparison to Q3 2012):

•	Revenue: $301.4M vs. $255.4M (18% increase);

•	Gross margin: 19.6% vs. 18.2% (140 basis point increase);

•	Gross profit: $59.2M vs. $46.5M (27% increase);

•	Sales and marketing expense: $22.5M vs. $14.9M (51% increase);

•	Contribution (non-GAAP measure): $36.7M vs. $31.6M (16% increase);

•	Technology and G&A expense: $33.2M vs. $29.9M (11% increase);

•	Net income: $3.5M vs. $2.7M (31% increase); and

•	Diluted EPS: $0.14/share vs. $0.11/share ($0.03/share improvement; 27% increase).

As previously announced, the Company will hold a conference call and webcast to discuss its Q3 2013 financial results today, Thursday, October 17, 2013, at 11:30 a.m. ET.

Chairman and CEO Patrick Byrne says, “In Club O, we built what we believe is the best, most generous loyalty program on the Internet, with free shipping, 5-25% rewards on products, and books priced at Amazon prices but with 15% rewards, all for $19.95 per year. Our Club O customers are rewarding us with their business. In addition, with the opening of our new warehouse in Pennsylvania, we are now providing even faster delivery to our customers on the east coast.”

Webcast information

To access the live webcast and presentation slides, please go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 78576396 when prompted. Participants outside the United States or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 2:30

p.m. ET on Thursday, October 17, 2013, through 11:59 p.m. ET on Thursday, October 31, 2013. To listen to the recorded webcast by phone, please dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada please dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions to Mark Harden at mharden@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Net revenue - Total net revenue for Q3 2013 and 2012 was $301.4 million and $255.4 million, respectively, an 18% increase. The growth in net revenue was primarily due to a 16% increase in average order size, from $147 in Q3 2012 to $170 in Q3 2013, coupled with a 2% increase in orders.

Gross profit - Gross profit for Q3 2013 and 2012 was $59.2 million and $46.5 million, respectively, a 27% increase, representing 19.6% and 18.2% of total net revenue for those respective periods. The increase in gross profit was primarily due to higher revenue and a shift in product sales mix into higher margin home and garden products.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) - Contribution for Q3 2013 and 2012 was $36.7 million and $31.6 million, respectively, a 16% increase. Contribution margin was 12.2% and 12.4% for those same periods.

Contribution (a non-GAAP financial measure) (which we reconcile to "gross profit" in our statement of income) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

For further details on contribution and contribution margin, see the calculation of these non-GAAP financial measures and the reconciliation of contribution to gross profit below (in thousands):

	Three months ended
	September 30,
	2013		2012
Total net revenue	$301,426	100.0%	$255,352	100.0%
Cost of goods sold	242,276	80.4%	208,810	81.8%
Gross profit	59,150	19.6%	46,542	18.2%
Less: Sales and marketing expense	22,463	7.5%	14,899	5.8%
Contribution and contribution margin	$36,687	12.2%	$31,643	12.4%

Sales and marketing expenses - Sales and marketing expenses totaled $22.5 million and $14.9 million for Q3 2013 and 2012, respectively, a 51% increase, and representing 7.5% and 5.8% of total net revenue for those respective periods. The increase was primarily due to increased spending in the sponsored search marketing channel due to a higher proportion of our revenue coming through that channel.

During Q3 2013, Google, Inc. (“Google”) tested and later implemented changes to its search engine algorithms which reduced our ranking in certain Google search results and slowed our revenue growth in the natural search channel. While we worked on adapting to Google’s changes, we emphasized other marketing channels such as sponsored search which experienced higher revenue growth but with higher marketing expenses as a percentage of revenue than for natural search.

Technology expenses - Technology expenses totaled $17.3 million and $16.1 million for Q3 2013 and 2012, respectively, a 7% increase, and representing 5.7% and 6.3% of total net revenue for those respective periods. The $1.2 million increase is primarily due to an increase in staff-related costs.

General and administrative ("G&A") expenses - G&A expenses totaled $16.0 million and $13.8 million for Q3 2013 and 2012, respectively, a 15% increase, and representing 5.3% and 5.4% of total net revenue for those respective periods. The $2.1 million increase is primarily due to increased legal fees.

Legal fees increased during Q3 2013 due to increased activity on legal matters, including our defense of the case brought by district attorneys in eight California counties. We completed preparation for and the bench trial in this case during Q3 2013. We do not expect a verdict in this case for several months.

Restructuring - Restructuring was zero and a credit of $45,000 for Q3 2013 and 2012, respectively. The credit in Q3 2012 is related to subleasing our IT development office in Provo, Utah.

Operating income - Operating income was $3.5 million and $1.8 million for Q3 2013 and 2012, respectively, a $1.7 million increase.

Interest income - Interest income was $34,000 and $30,000 for Q3 2013 and 2012, respectively.

Interest expense - Interest expense totaled $33,000 and $194,000 for Q3 2013 and 2012, respectively. The decrease is primarily due to our repayment of the $17.0 million in advances under the U.S. Bank Financing Agreement in November 2012.

Other income, net - Other income, net totaled $165,000 and $1.2 million for Q3 2013 and 2012, respectively. The $1.0 million decrease is primarily related to a decrease in Club O rewards breakage.

Income taxes - Income tax expense totaled $91,000 and $131,000 for Q3 2013 and 2012, respectively.

Net income - Net income was $3.5 million and $2.7 million for Q3 2013 and 2012, respectively, an increase of $800,000. Q3 2013 diluted earnings per share were $0.14, compared to $0.11 for Q3 2012.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled $39.4 million and $15.7 million for the twelve months ended September 30, 2013 and 2012, respectively. The $23.7 million increase was due to a $26.6 million increase in operating cash flows, partially offset by a $2.9 million increase in capital expenditures.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. However, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Nine months ended September 30,		Twelve months ended September 30,
	2013	2012	2013	2012
Net cash provided by (used in) operating activities	$13,784	$(13,337)	$55,266	$28,626
Expenditures for fixed assets, including internal-use software and website development	(13,970)	(10,563)	(15,896)	(12,960)
Free cash flow	$(186)	$(23,900)	$39,370	$15,666

Cash and working capital - We had cash and cash equivalents of $84.9 million and $93.5 million and working capital of $9.1 million and $7.5 million at September 30, 2013 and December 31, 2012, respectively.

About Overstock.com
Overstock.com (NASDAQ: OSTK) is an online discount retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry and cars. Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items. Main Street Revolution supports small businesses across the United States by providing them a national customer base. The Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites in 2011. The NRF Foundation/American Express 2011 Customer Choice Awards ranked Overstock.com #4 in customer service among all U.S. retailers. Overstock.com sells internationally under the name O.co. Overstock.com (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc. O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc.

# # #

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on February 21, 2013, our Form 10-Q which was filed with the Securities and Exchange Commission on April 25, 2013, our Form 10-Q which was filed with the Securities and Exchange Commission on July 25, 2013 and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$84,862	$93,547
Restricted cash	1,780	1,905
Accounts receivable, net	14,672	19,273
Inventories, net	22,733	26,464
Prepaid inventories, net	1,926	1,912
Prepaids and other assets	13,062	12,897
Total current assets	139,035	155,998
Fixed assets, net	26,892	21,037
Precious metals	8,560	—
Goodwill	2,784	2,784
Other long-term assets, net	2,167	2,166
Total assets	$179,438	$181,985
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54,685	$62,416
Accrued liabilities	45,412	47,674
Deferred revenue	29,858	38,411
Total current liabilities	129,955	148,501
Other long-term liabilities	1,147	2,522
Total liabilities	131,102	151,023
	0	0
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	360,730	356,895
Accumulated deficit	(232,168)	(247,096)
Treasury stock	(80,228)	(78,839)
Total stockholders’ equity	48,336	30,962
Total liabilities and stockholders’ equity	$179,438	$181,985

Overstock.com, Inc.
Consolidated Statements of Income and Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue, net
Direct	$35,681	$34,215	$113,873	$109,048
Fulfillment partner	265,745	221,137	792,751	648,207
Total net revenue	301,426	255,352	906,624	757,255
Cost of goods sold
Direct	30,777	30,684	99,768	99,422
Fulfillment partner	211,499	178,126	630,931	520,614
Total cost of goods sold	242,276	208,810	730,699	620,036
Gross profit	59,150	46,542	175,925	137,219
Operating expenses:
Sales and marketing	22,463	14,899	60,376	42,886
Technology	17,259	16,085	53,339	46,845
General and administrative	15,970	13,828	47,643	43,166
Restructuring	—	(45)	(471)	53
Total operating expenses	55,692	44,767	160,887	132,950
Operating income	3,458	1,775	15,038	4,269
Interest income	34	30	100	86
Interest expense	(33)	(194)	(121)	(655)
Other income, net	165	1,213	360	2,364
Income before income taxes	3,624	2,824	15,377	6,064
Provision for income taxes	91	131	449	182
Net income	$3,533	$2,693	$14,928	$5,882
Net income per common share—basic:
Net income attributable to common shares—basic	$0.15	$0.11	$0.63	$0.25
Weighted average common shares outstanding—basic	23,766	23,447	23,692	23,382
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.14	$0.11	$0.61	$0.25
Weighted average common shares outstanding—diluted	24,446	23,754	24,297	23,511

Comprehensive income	$3,533	$2,693	$14,928	$5,882

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,		Twelve months ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$14,928	$5,882	$23,715	$2,473
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,833	11,935	14,907	15,813
Realized gain from sale of marketable securities	(28)	(8)	(29)	(8)
Loss on disposition of fixed assets	—	72	—	72
Stock-based compensation to employees and directors	2,377	2,624	3,280	3,264
Amortization of debt discount and deferred loan costs	14	55	32	105
Loss on investment in precious metals	475	—	475	—
Loss from early extinguishment of debt	—	—	—	1,199
Restructuring charges (reversals)	(471)	53	(448)	53
Changes in operating assets and liabilities:
Restricted cash	125	(24)	280	323
Accounts receivable, net	4,601	(519)	(652)	(5,575)
Inventories, net	3,731	1,603	(1,343)	(2,180)
Prepaid inventories, net	(14)	(641)	(258)	(253)
Prepaids and other assets	(2,995)	(314)	(1,387)	2,448
Other long-term assets, net	(445)	(1,160)	448	(1,332)
Accounts payable	(7,779)	(26,958)	11,277	761
Accrued liabilities	(2,308)	(7,478)	4,711	2,981
Deferred revenue	(8,553)	836	1,044	7,634
Other long-term liabilities	(707)	705	(786)	848
Net cash provided by (used in) operating activities	13,784	(13,337)	55,266	28,626
Cash flows from investing activities:
Purchases of marketable securities	(111)	(69)	(124)	(110)
Purchases of intangible assets	(13)	(6)	(13)	(3)
Sales of marketable securities	291	154	291	154
Investment in precious metals	(5,980)	—	(7,377)	—
Expenditures for fixed assets, including internal-use software and website development	(13,970)	(10,563)	(15,896)	(12,960)
Proceeds from sale of fixed assets	—	56	—	56
Net cash used in investing activities	(19,783)	(10,428)	(23,119)	(12,863)
Cash flows from financing activities:
Payments on capital lease obligations	(2,563)	(112)	(2,563)	(188)
Payments on line of credit	—	—	(17,000)	—
Capitalized financing costs	—	—	—	(19)
Payments on finance obligations	—	—	—	(21,528)
Paydown on direct financing arrangement	(192)	(175)	(253)	(231)
Proceeds from exercise of stock options	1,458	—	1,458	—
Purchase of treasury stock	(1,389)	(464)	(1,396)	(466)
Net cash used in financing activities	(2,686)	(751)	(19,754)	(22,432)
Net increase (decrease) in cash and cash equivalents	(8,685)	(24,516)	12,393	(6,669)
Cash and cash equivalents, beginning of period	93,547	96,985	72,469	79,138
Cash and cash equivalents, end of period	$84,862	$72,469	$84,862	$72,469
Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid	$56	$436	$202	$991
Taxes paid	598	139	758	139
Non-cash investing and financing activities:
Fixed assets, including internal-use software and website development, costs financed through accounts payable and accrued liabilities	$89	$581	$10	$278
Equipment acquired under capital lease obligations	2,563	—	2,563	—